Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

MaxsMaking Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	Other	16,625,000	$0.7920	$13,167,000.00	0.0000870	$1,145.52

Total Offering Amounts:							$13,167,000.00		1,145.52
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,145.52

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Offering Note(s)

(1)	Shortly after the effectiveness of this registration statement, MaxsMaking Inc. (the “Registrant”) intends to effect a discontinuance under Section 184 of the BVI Business Companies Act, 2004 (as amended) and a domestication under Section 388 of the General Corporation Law of the State of Delaware, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Delaware, United States of America. All securities being registered will be issued by the Registrant after such domestication, as the continuing entity following the domestication.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The shares to be registered include 16,625,000 shares of common stock issuable upon the domestication in exchange for the Registrant’s outstanding A shares.

Pursuant to Rule 457(f)(2) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per share is based on the aggregate book value of the securities of the Registrant as of April 30, 2026 ($13,175,066) and the shares outstanding as of April 30, 2026 (16,625,000).